Registration No. 333-_____

As filed with the Securities and Exchange Commission on December 6, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ramco-Gershenson Properties Trust

_____________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	13-6908486

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334

(Address of Principal Executive Offices)	(Zip Code)

Ramco-Gershenson Properties Trust 2003 Long-Term Incentive Plan and
Ramco-Gershenson Properties Trust 2003 Non-Employee Trustee Stock Option Plan
——————————————————————————————————————————————————
(Full title of the plans)

Dennis E. Gershenson
Chief Executive Officer
Ramco-Gershenson Properties Trust
31500 Northwestern Highway, Suite 300
Farmington Hills, Michigan 48334
————————————————
(Name and address of agent for service)

(248) 350-9900
——————————————————
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of		Proposed	Proposed
securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered	registered	per share	offering price	fee
Common Shares of Beneficial Interest (1)	800,000 (2)	$30.45 (3)	$24,360,000	$3,086.41

(1)	$.01 par value per share (the “Common Stock”).

(2)	This Registration Statement shall also cover any additional shares of Common Stock which becomes subject to outstanding stock options granted under the plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3)	Calculated pursuant to Rule 457(h) and (c) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange, on November 30, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The documents listed below are incorporated by reference in this registration statement:

     1. Annual Report of Ramco-Gershenson Properties Trust (the “Registrant”) on Form 10-K for the fiscal year ended December 31, 2003, as amended, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     2. Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission pursuant to the Exchange Act.

     3. Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Commission pursuant to the Exchange Act.

     4. Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended September 30, 2004, filed with the Commission pursuant to the Exchange Act.

     5. Current Reports of the Registrant on Form 8-K dated September 9, 2004 and November 19, 2004, filed with the Commission pursuant to the Exchange Act.

     6. The description of the Registrant’s Common Stock contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 1, 1988, pursuant to Section 12 of the Exchange Act, as updated by the description of the Registrant’s Common Stock contained in that Definitive Proxy Statement on Schedule 14A filed with the Commission on November 17, 1997.

     7. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and shareholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) acts or omissions involving active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     Under the Declaration of Trust and Bylaws of the Registrant, the Registrant is required to indemnify any trustee or officer (a) against reasonable expenses incurred by him in the successful defense (on the merits or otherwise) of any proceeding to which he is made a party by reason of such status or (b) against any claim or liability to which he may become subject to by reason of such status unless it is established that (i) the act or omission giving rise to the claim was committed in bad faith or was the result of the active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Registrant is also required by its Bylaws to pay or reimburse, in advance of a final disposition, reasonable expenses of a trustee or officer made a party to a proceeding by reason of his status as such upon receipt of a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard for indemnification under such Bylaws and a written undertaking to repay such expenses if it shall ultimately be determined that the applicable standard was not met.

     The Registrant has obtained Directors’ and Officers’ liability insurance. The policy provides for $20,000,000 in coverage including prior acts dating to the Registrant’s inception and liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1	Amended and Restated Declaration of Trust of the Registrant, dated October 2, 1997, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997

4.2	Articles Supplementary Classifying 1,150,000 Preferred Shares of Beneficial Interest as 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest of the Registrant, dated November 8, 2002, incorporated by reference to Exhibit 4.1 to the Current Report of the Registrant on Form 8-K dated November 5, 2002

4.3	Articles Supplementary Classifying 2,018,500 Preferred Shares of Beneficial Interest as 7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest of the Registrant, dated May 31, 2004, incorporated by reference to

Exhibit 2.3 to the Registration Statement of the Registrant on Form 8-A filed with the Commission on June 2, 2004

4.4	Bylaws of the Registrant, adopted October 2, 1997, incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 1997

4.5	Ramco-Gershenson Properties Trust 2003 Long-Term Incentive Plan, incorporated by reference to Appendix B of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 28, 2003

4.6	Ramco-Gershenson Properties Trust 2003 Non-Employee Trustee Stock Option Plan, incorporated by reference to Appendix C of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 28, 2003

5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)

24	Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on December 3, 2004.

Ramco-Gershenson Properties Trust

By: /s/ Dennis E. Gershenson
__________________________________________
Dennis E. Gershenson
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and trustees of RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland trust (the “Registrant”), hereby constitutes and appoints Dennis E. Gershenson and Richard J. Smith, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign and execute and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant’s Common Stock, par value $.01 a share, pursuant to the Ramco-Gershenson Properties Trust 2003 Long-Term Incentive Plan and the Ramco-Gershenson Properties Trust 2003 Non-Employee Trustee Stock Option Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in an about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Dennis E. Gershenson Dennis E. Gershenson	President, Chief Executive Officer and Trustee (Principal Executive Officer)	December 3, 2004
/s/ Richard J. Smith Richard J. Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2004
/s/ Stephen R. Blank Stephen R. Blank	Trustee	December 3, 2004
/s/ Arthur H. Goldberg Arthur H. Goldberg	Trustee	December 3, 2004
/s/ James Grosfeld James Grosfeld	Trustee	December 3, 2004

Signature	Title	Date
/s/ Joel M. Pashcow Joel M. Pashcow	Trustee	December 3, 2004
/s/ Mark K. Rosenfeld Mark K. Rosenfeld	Trustee	December 3, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Amended and Restated Declaration of Trust of the Registrant, dated October 2, 1997, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997
4.2	Articles Supplementary Classifying 1,150,000 Preferred Shares of Beneficial Interest as 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest of the Registrant, dated November 8, 2002, incorporated by reference to Exhibit 4.1 to the Current Report of the Registrant on Form 8-K dated November 5, 2002
4.3	Articles Supplementary Classifying 2,018,500 Preferred Shares of Beneficial Interest as 7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest of the Registrant, dated May 31, 2004, incorporated by reference to Exhibit 2.3 to the Registration Statement of the Registrant on Form 8-A filed with the Commission on June 2, 2004
4.4	Bylaws of the Registrant, adopted October 2, 1997, incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 1997
4.5	Ramco-Gershenson Properties Trust 2003 Long-Term Incentive Plan, incorporated by reference to Appendix B of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 28, 2003
4.6	Ramco-Gershenson Properties Trust 2003 Non-Employee Trustee Stock Option Plan, incorporated by reference to Appendix C of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 28, 2003
5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)
24	Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)